                                                                    Exhibit 23.1




CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to incorporation by reference in the registration statement on Form S-8 of our report dated October 7, 1998, relating to the consolidated balance sheets of SmarTire Systems Inc. as at July 31, 1998 and 1997 and the consolidated statements of loss and deficit and changes in financial position for the years then ended, which report appears in the July 31, 1998 annual report on Form 10-KSB of SmarTire Systems Inc.



"KPMG LLP"

KPMG LLP



Richmond, British Columbia
November 13, 1998














                                       44